Exhibit 99.1

Crawford & Company® 1001 Summit Blvd Atlanta, GA 30319	For more information please contact: Sue Friesen/404.300.1604 Sue.friesen@us.crawco.com

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY® FINALIZES MAJORITY ACQUISTION OF WEGOLOOK®, LLC

Atlanta – (Jan. 5, 2017) – Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced that it has completed the acquisition of a majority interest in WeGoLook®, LLC (WGL™ or WeGoLook), an online and mobile collaborative economy platform headquartered in Oklahoma City. This strategic investment will empower Crawford® to revolutionize, automate and expedite the claim handling process by using a large mobile workforce for automotive and property inspections.

The acquisition of 85 percent of the membership interests of WeGoLook for $36.125 million by Crawford was approved in early December by both companies’ Boards of Directors.

“The Crawford-WeGoLook alliance propels us to the forefront of the industry and will transform the way we conduct business,” said Harsha V. Agadi, Crawford president and chief executive officer. “Combining Crawford’s global footprint, established client relationships, and industry longevity with WeGoLook’s groundbreaking technology and streamlined processes opens up endless possibilities.”

The acquisition additionally serves as the impetus behind Crawford Innovative Ventures, LLC, a Crawford entity created and funded to invest in strategic acquisitions and partnerships that will provide avenues for Crawford to become stronger, more efficient, and more responsive to clients. Crawford Innovative Ventures is led by Ken Fraser, EVP, Crawford’s chief strategic and development officer.

“The WeGoLook partnership is the first majority acquisition of Crawford Innovative Ventures and signifies a remarkable shift in Crawford’s strategic position in the market,” Fraser said. “Crawford’s new direction promises to revolutionize our claims handling process and positions Crawford to lead the global transformation and digitalization of claims management.”

Key WeGoLook features that bolster Crawford’s service offerings include:

•	On-Demand Claims Response—By tapping into WGL’s network of 30,000 local, on-call Lookers®, the claim process is expedited, allowing adjusters to complete their jobs faster.

-MORE-

Page 2 . . . CRAWFORD & COMPANY® FINALIZES MAJORITY ACQUISITION OF WEGOLOOK®, LLC

•	Integrated Data Capture—By leveraging WGL’s mobile platform to securely collect claim data and automate data consolidation, claims are resolved quicker and more cohesively.

•

Improved, Customized Service—By combining the reach of the on-demand workforce with the advanced capabilities of the mobile platform provides, policyholders will receive higher-quality service at a reduced cost.

•

Progressive Claims Solutions—By adding a low-cost, high-quality claims validation service to Crawford’s long-established base of loss adjusting professionals, carriers and other clients receive the widest spectrum of services in the industry.

Robin Smith, chief executive officer of WeGoLook, said, “By joining forces, we’re delivering more innovative solutions to Crawford clients than ever before, and I’m excited to be a part of this partnership. The gig economy, which includes our Lookers, changes the way businesses operate today, and Crawford will unlock that potential as it provides faster and more secure service to existing and future clients. We are proud to become a part of Crawford & Company.”

Agadi concluded, “There’s tremendous power and potential that the combination of our two companies will provide. I’m thrilled to be at the forefront of the innovative, fresh, and groundbreaking way of conducting business and solving our clients’ needs. We keep repeating this phrase because it is true: We’re Stronger Together.”

About WeGoLook®

Founded in 2009, Oklahoma City-based WeGoLook (wegolook.com) is a pioneering on-demand field inspection and verification services. With its web and mobile platform, the company empowers a 30,000+ mobile workforce, known as Lookers, to collect and verify information and fulfill custom tasks for businesses and consumers alike.

About Crawford®

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is one of the world’s largest independent providers of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford Solution® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration.

-MORE-

Page 3 . . . CRAWFORD & COMPANY® FINALIZES MAJORITY ACQUISITION OF WEGOLOOK®, LLC

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update.